UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2012
Date of Report (Date of earliest event reported)

Sharprock Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53902 (Commission File Number)	98-0460379 (IRS Employer Identification No.)

Suite #140, 4651 Shell Road Richmond, British Columbia, Canada (Address of principal executive offices)	V6X 3M3 (Zip Code)

(604) 244-8824
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

On February 3, 2012, Sharprock Resources Inc. ("Sharprock" or the "Company") entered into a share purchase agreement (the "Share Purchase Agreement") with each of Credence Holdings Limited ("Credence"), Union Mining Holding Limited ("Union", and together with Credence and any of their subsidiaries from time to time, the "Group Companies"), and two individuals who are the beneficial owners of the entire share capital of Union (the "UBOs") pursuant to which the Company proposes to acquire from Credence, as the sole legal and registered owner of the entire issued share capital of Union (which Credence holds on trust for the benefit of the UBOs), the entire issued share capital of Basic Metals CJSC ("Basic Metals") and its license (the "License"), effective until July 30, 2022, for subsoil use issued to Basic Metals by the Federal Agency on Subsoil Use of the Russian Federation for the purposes of geological exploration and production of hard rock and placer gold within the boundaries of an approximately 1,500 hectare area located approximately 120 kilometers south of the town of Bilibino in the Chukotka Autonomous Area, Russian Federation (the "Kekura Field").

Pursuant to the Share Purchase Agreement, the Company will subscribe to, acquire and/or exchange shares of Union (each, a "Union Share" and collectively, the "Union Shares"), as the sole legal, beneficial and registered owner of the entire issued share capital of Basic Metals, by way of a series of transactions (each, a "Transaction" and collectively, the "Transaction") as more particularly described below, with each such Transaction being concluded on the terms and subject to the conditions of the Share Purchase Agreement.

In accordance with the terms of the Share Purchase Agreement, the Company proposes to acquire a 50% legal and beneficial interest in the share capital of Union plus three (3) Union Shares by making payments totaling USD$111 million (the "First Payments") by no later than April 30, 2012, which First Payments consist of: (i) a USD$53 million payment to Union to discharge certain indebtedness of Union (the "Indebtedness"), (ii) a USD$19 million payment to Credence, and (iii) a USD$39 million payment (the "Bank Seller Payment") to be made to Giwiss Holdings Limited or its nominee (the "Bank Seller"), the anticipated legal and beneficial owner of 50.08% of the issued share capital of Union pursuant to a certain agreement to be entered into between Credence, the UBOs and the Bank Seller (the "Bank Seller Agreement"), all as to be contemplated under a certain agreement (the "Bank Seller SPA") to be entered into between the Company and the Bank Seller, in the form approved by the Company, acting in its absolute discretion, for the sale from the Bank Seller to the Company of the Bank Seller's entire legal and beneficial interest in Union (collectively, the "Initial Transaction").

Following the Initial Transaction, the Company can increase its legal and beneficial interest in the share capital of Union to 68% by making further payments totaling an additional USD$99 million (the "Second Payments") by no later than May 31, 2012, which Second Payments consist of: (i) a USD$86 million payment to Union, and (ii) a USD$13 million payment to Credence (collectively, the "Second Transaction").

Following the Second Transaction, the Company can increase its legal and beneficial interest in the share capital of Union to 75% by making further payments totaling an additional USD$30 million (the "Third Payments") by no later than May 31, 2013, which Third Payments consist of (i) a USD$21 million payment to Union, and (ii) a USD$9 million payment to Credence (collectively, the "Third Transaction").

Subsequent to the Third Transaction, the Company can acquire the remaining 25% legal and beneficial interest in the share capital of Union by entitling Credence, in its discretion, to either (i) transfer such remaining Union Shares in exchange for 25% of the Company's then outstanding share capital (the

"Share Swap"), or (ii) require the Company to purchase such remaining Union Shares for a price to be calculated by an independent financial consultant to be appointed by mutual agreement between Credence and the Company (the "Put Option" and collectively, the "Fourth Transaction"). Credence can exercise the Share Swap or the Put Option by serving written notice of its intention on the Company no later than December 31, 2014 (the "Share Swap Notice" or the "Put Option Notice", as the case may be). No Share Swap Notice may be served on the Company by Credence following the service of an Option Notice, and vice versa.

In accordance with the terms of the Share Purchase Agreement, if and to the extent that there has been a default by the Company in subscribing for or acquiring the Union Shares as contemplated by the Share Purchase Agreement prior to the Fourth Transaction, then the number of Union Shares subject to the Share Swap and/or the Put Option will be adjusted so that Credence and the UBOs (acting together) will be entitled to elect to proceed with the Share Swap/Put Option based on the amount of share capital of Union at the relevant time registered in the name of Credence as a percentage proportion of the entire issued share capital of Union. Accordingly, the original percentage of 25% referred to in the Fourth Transaction above will be increased to the relevant percentage of the entire issued share capital of Union registered in the name of Credence at the relevant time and the Share Swap or the Put Option amounts will be increased proportionately.

The Transactions are subject to certain conditions precedent including, among others, the completion by the Company, to its satisfaction, of due diligence on the Group Companies, the finalization and entering into of the Bank Seller Agreement and Bank Seller SPA and all documents related thereto, the settlement, in terms to be approved by the Company to its satisfaction, of certain claims made by a certain Russian company relating to the Kekura Field, the execution of a shareholders agreement relating to Basic Metals among Basic Metals, Credence, the UBOs and the Company, and the discharge by Union of the Indebtedness.

The foregoing description of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the Share Purchase Agreement, which is filed as Exhibit 10.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits
Exhibit No.	Description
10.1

Share Purchase Agreement, dated February 3, 2012, among Sharprock Resources Inc., Credence Holdings Limited, Union Mining Holding Limited, and two individuals who are the beneficial owners of the entire share capital of Union.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SHARPROCK RESOURCES INC.
DATE: February 9, 2012	"Harpreet S. Sangha" Harpreet S. Sangha Chief Executive Officer, President, Secretary and a director

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